UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02              Results of Operations and Financial Condition.

As disclosed in Item 8.01 of this Current Report on Form 8-K, on March 1, 2018, Penn National Gaming, Inc. (the “Company”) announced that it would record an additional $29.4 million charge for the fourth quarter and year-ended December 31, 2017 in connection with the pending termination of various agreements in connection with Hollywood Casino Jamul-San Diego.  The information set forth in Item 8.01 hereof is incorporated herein by reference.

Item 8.01              Other Events.

The Company, San Diego Gaming Ventures, LLC, a subsidiary of the Company (“SDGV”), the Jamul Indian Village of California, a federally recognized Indian tribe (the “Jamul Tribe”), and Jamul Indian Village Development Corporation (“JIVDC”), a body corporate and politic existing as an instrumentality of the Jamul Tribe, have mutually agreed that the Company and SDGV, as applicable, will no longer manage the Hollywood Casino Jamul-San Diego, a gaming and entertainment facility owned by JIVDC (the “Casino”), and will cease to provide branding and development services.  The termination of the management and other services provided by the Company and SDGV, as applicable, will be effective on May 28, 2018.  The parties anticipate an approximately ninety-day period for an orderly transition of the management of the Casino to JIVDC, beginning today.

SDGV previously made a $98 million loan to JIVDC for the construction, development, equipment and operations of the Casino and, in addition, provided additional delayed draw term loans and a limited completion guarantee for certain post-opening construction costs related to roadway improvements.  As of December 31, 2017, these future funding commitments totaled approximately $29 million.

On February 8, 2018, the Company issued a press release summarizing its results for the fourth quarter and year ended December 31, 2017.  These results included an impairment charge of $48.5 million on the Company’s loan and unfunded loan commitments to JIVDC.  Based on the pending termination of various agreements between the parties, the Company recorded additional charges of $29.4 million on the loan and unfunded loan commitments to JIVDC for the fourth quarter and year-ended December 31, 2017.

SDGV’s loans and any future funding obligations are subordinated to the substantial senior debt on the property. SDGV’s loans to JIVDC remain outstanding; however, SDGV’s only material recourse for collection of these loans is from positive cash flow, if any, from the Casino operations or from the sale of these loans to a third party.  The Company may realize little or no value for its loan, which could result in additional charges of up to $27.9 million (which represents the Company’s remaining loan and loan commitments, net of reserves, at December 31, 2017).  Additionally, the Company may incur unexpected costs related to the termination and transition of its management contract with the Jamul Tribe.

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to the Company’s loan and related funding commitments to JIVDC, particular risks associated with the collectability of the loans and the risk of future impairment charges as well as the risks associated with the pending termination of the management, license and development agreements with JIVDC.  There can be no assurance that actual results will not differ materially from the Company’s expectations, and accordingly, our forward-looking statements are qualified in their entirety by reference to the risk factors and other information described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 1, 2018	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
	Name:	William J. Fair
	Title:	Executive Vice President and Chief Financial Officer

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